UST030D


                                    BY-LAWS
                                       OF
                                EXCELSIOR FUNDS


         These By-laws of Excelsior Funds (the "Trust"), a Delaware business trust, are subject to the Trust Instrument of the Trust dated October 25, 1993, as from time to time amended, supplemented or restated (the "Trust Instrument"). Capitalized terms used herein have the same meanings as in the Trust Instrument.


                                   ARTICLE I
                           PRINCIPAL OFFICE AND SEAL

Section 1. Principal Office. The principal office of the Trust shall be located in Boston, Massachusetts, or such other location as the Trustees determine. The Trust may establish and maintain other offices and places of business as the Trustees determine.

Section 2. Seal. The Trustees may adopt a seal for the Trust in such form and with such inscription as the Trustees determine. Any Trustee or officer of the Trust shall have authority to affix the seal to any document.


                                   ARTICLE II
                               MEETINGS OF TRUST

Section 1. Action by Trustees. Trustees may take actions at meetings held at such places and times as the Trustees may determine, or without meetings, all as provided in Article II, Section 7, of the Trust Instrument.

Section 2. Compensation of Trustees. Each Trustee who is neither an employee of an investment adviser of the Trust or any Series nor an employee of an entity affiliated with the investment adviser may receive such compensation from the Trust for services and reimbursement for expenses as the Trustees may determine.


                                  ARTICLE III
                         COMMITTEES AND ADVISORY BOARD

Section 1. Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three Trustees to hold office at the pleasure of the Trustees. While the Trustees are not in session, the Executive Committee shall have the power to conduct the current and ordinary business of the Trust, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, and such other powers of


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the Trustees as the Trustees may, from time to time, delegate to the Executive
Committee except those powers which by law, the Instrument or these By-Laws the Trustees are prohibited from so delegating. The Trustees may also elect from their own number other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation a Committee may elect its own chairman. The Trustees may abolish any Committee at any time. The Trustees shall have power to rescind any action of any Committee, but no such rescission shall have retroactive effect.

Section 2. Meeting, Quorum and Manner of Acting. The Trustees may (i) provide for stated meetings of any Committee, (ii) specify the manner of calling and notice required for special meetings of any Committee, (iii) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (iv) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (v) authorize the members of a Committee to meet by means of a telephone conference circuit. Unless the Trustees so provide, all the Committees shall be governed by the same rules as is the full Board.

         Each Committee may, but is not required to, keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

Section 3. Advisory Board. The Trustees may appoint an Advisory Board to consist in the first instance of not less than three members. Members of such Advisory Board shall not be Trustees or officers and need not be Shareholders. A member of such Advisory Board shall hold office for such period as the Trustees may by vote provide and may resign therefrom by a written instrument signed by him which shall take effect upon its delivery to the Trustees. The Advisory Board shall have no legal powers and shall not perform the functions of Trustees in any manner, such Advisory Board being intended merely to act in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Trustees may by vote provide.

Section 4. Chairman. The Trustees may, by a majority vote of all the Trustees, elect from their own number a Chairman, to hold office until his successor shall have been duly elected and qualified. The Chairman shall not hold any other office. The Chairman may be, but need not be, a Shareholder. The Chairman shall preside at all meetings of the Trustees and shall have such other duties as from time to time may be assigned to him by the Trustees.


                                   ARTICLE IV
                                    OFFICERS

Section 1. General Provisions. The officers of the Trust shall be a President, a Treasurer and a Secretary, each of whom shall be elected by the Trustees. The


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Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

Section 2. Term of Office and Qualifications. Except as otherwise provided by law, the Instrument or these By-Laws, the President, the Treasurer and the Secretary shall hold office until his respective successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees. The Secretary and Treasurer may be the same person. A Vice President and the Treasurer or a Vice President and the Secretary may be the same person, but the offices of Vice President, Secretary and Treasurer shall not be held by the same person. Except as above provided, any two offices may be held by the same person. Any officer may be, but does not need be, a Trustee or Shareholder.

Section 3. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause by a vote of a majority of the Trustees. Any officer or agent appointed by any officer or committee may be removed with or without cause by such appointing officer or committee.

Section 4. Powers and Duties of the President. The President, unless the Chairman, if any, is so appointed by the Trustees, shall be the principal executive officer of the Trust. Subject to the control of the Trustees and any committee of the Trustees, the President shall at all times exercise a general supervision and direction over the affairs of the Trust. The President shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. The President shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust. The President shall have such other powers and duties as, from time to time, may be conferred upon or assigned to him by the Trustees.

Section 5. Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice President or, if there are more than one Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees or the President.

Section 6. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds of the Trust which may come into his hands to such custodian as the Trustees may employ pursuant to Article X hereof. The Treasurer shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require. The


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Treasurer shall be responsible for the general supervision of the Trust's funds and property and for the general supervision of the Trust's custodian.

Section 7. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Shareholders in proper books provided for that purpose; shall keep the minutes of all meetings of the Trustees; shall have custody of the seal of the Trust; and shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. The Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

Section 8. Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Trustees. Each Assistant Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 9. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all of the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.

Section 10. Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable law or provision of the Instrument, the compensation of the officers and Trustees and members of the Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any committee of officers upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

Section 11. Execution of Papers. Except as the Trustees may generally or in particular cases authorize, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be executed by the President, any Vice President, or the Treasurer, or by whomever else shall be designated for that purpose by the Trustees, and need not bear the seal of the Trust.


                                   ARTICLE V
                            MEETINGS OF SHAREHOLDERS

Section 1. No Annual Meetings. There shall be no annual Shareholders' meetings, unless required by law.



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Section 2.  Special Meetings.  The Secretary shall call a special meeting of
Shareholders of any Series or Class whenever ordered by the Trustees.

         The Secretary also shall call a special meeting of Shareholders of any Series or Class upon the written request of Shareholders owning at least ten percent of the Outstanding Shares of such Series or Class entitled to vote at such meeting; provided, that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders. If the Secretary fails for more than thirty days to call a special meeting when required to do so, the Trustees or the Shareholders requesting such a meeting may, in the name of the Secretary, call the meeting by giving the required notice. The Secretary shall not call a special meeting upon the request of Shareholders of any Series or Class to consider any matter that is substantially the same as a matter voted upon at any special meeting of Shareholders of such Series or Class held during the preceding twelve months, unless requested by the holders of a majority of the outstanding Shares of such Series or Class entitled to be voted at such meeting.

         A special meeting of Shareholders of any series or Class shall be held at such time and place as is determined by the Trustees and stated in the notice of that meeting.

Section 3. Notice of Meetings; Waiver. The Secretary shall call a special meeting of Shareholders by giving written notice of the place, date, time, and purposes of that meeting at least fifteen days before the date of such meeting. The Secretary may deliver or mail, postage prepaid, the written notice of any meeting to each Shareholder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail directed to the Shareholder at his or her address as it appears on the records of the Trust.

Section 4. Adjourned Meetings. A Shareholders, meeting may be adjourned one or more times for any reason, including the failure of a quorum to attend the meeting. No notice of adjournment of a meeting to another time or place need be given to Shareholders if such time and place are announced at the meeting at which the adjournment is taken or reasonable notice is given to persons present at the meeting, and if the adjourned meeting is held within a reasonable time after the date set for the original meeting. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If after the adjournment a new record date is fixed for the adjourned meeting, the Secretary shall give notice of the adjourned meeting to Shareholders of record entitled to vote at such meeting. Any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

Section 5. Validity of Proxies. Subject to the provisions of the Trust Instrument, Shareholders entitled to vote may vote either in person or by proxy; provided, that either (1) the Shareholder or his or her duly authorized attorney has signed and dated a written instrument authorizing such proxy to act, or (2) the Trustees adopt by resolution an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act,


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but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of any Series or Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy. Unless the proxy provides otherwise, it shall not be valid for more than eleven months before the date of the meeting. All proxies shall be delivered to the Secretary or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment of a Shareholders' meeting. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. At every meeting of Shareholders, unless the voting is conducted by inspectors, the chairman of the meeting shall decide all questions concerning the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes. Subject to the provisions of the Delaware Business Trust Act, the Trust Instrument, or these By-laws, the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder shall govern all matters concerning the giving, voting or validity of proxies, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

Section 6. Record Date. The Trustees may fix in advance a date up to ninety days before the date of any Shareholders' meeting as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting. The Shareholders of record entitled to vote at a Shareholders' meeting shall be deemed the Shareholders of record at any meeting reconvened after one or more adjournments, unless the Trustees have fixed a new record date. If the Shareholders' meeting is adjourned for more than sixty days after the original date, the Trustees shall establish a new record date.

Section 7. Action Without a Meeting. Shareholders may take any action without a meeting if a majority (or such greater amount as may be required by law) of the Outstanding Shares entitled to vote on the matter consent to the action in writing and such written consents are filed with the records of Shareholders' meetings. Such written consent shall be treated for all purposes as a vote at a meeting of the Shareholders.


                                   ARTICLE VI
                         SHARES OF BENEFICIAL INTEREST

Section 1. No Share Certificates. Neither the Trust nor any Series or Class shall issue certificates certifying the ownership of Shares, unless the Trustees may otherwise specifically authorize such certificates.

Section 2. Transfer of Shares. Shares shall be transferable only by a transfer recorded on the books of the Trust by the Shareholder of record in person or by his or her duly authorized attorney or legal representative. Shares may be


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freely transferred and the Trustees may, from time to time, adopt rules and regulations regarding the method of transfer of such Shares.


                                  ARTICLE VII
                           FISCAL YEAR AND ACCOUNTANT

Section 1. Fiscal Year. The fiscal year of the Trust shall be determined by the Trustees, provided, however, that the Trustees may from time to time change the fiscal year.

Section 2. Accountant. The Trust shall employ independent certified public accountants as its Accountant to examine the accounts of the Trust and to sign and certify financial statements filed by the Trust. The Accountant's certificates and reports shall be addressed both to the Trustees and to the Shareholders. A majority of the Disinterested Trustees shall select the Accountant at any meeting held within ninety days before or after the beginning of the fiscal year of the Trust, acting upon the recommendation of the Audit Committee. The Trust shall submit the selection for ratification or rejection at the next succeeding Shareholders' meeting, if such a meeting is to be held within the Trust's fiscal year. If the selection is rejected at that meeting, the Accountant shall be selected by majority vote of the Trust's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of shareholders called for the purpose of selecting an Accountant. The employment of the Accountant shall be conditioned upon the right of the Trust to terminate such employment without any penalty by vote of a Majority Shareholder Vote at any Shareholders' meeting called for that purpose.


                                  ARTICLE VIII
                                   AMENDMENTS

         These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted (a) by the Shareholders by a Majority Shareholder Vote, or (b) by the Trustees, provided, however, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Instrument or these By-Laws, a vote of the Shareholders.


                                   ARTICLE IX
                                NET ASSET VALUE

         The term "Net Asset Value" of any Series shall mean that amount by which the assets belonging to that Series exceed its liabilities, all as determined by or under the direction of the Trustees. Net Asset Value per Share shall be determined separately for each Series and shall be determined on such days and at such times as the Trustees may determine. The Trustees shall make such determination with respect to securities for which market quotations are readily available, at the market value of such securities, and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees; provided, however, that the Trustees, without Shareholder approval, may alter the method of appraising portfolio securities insofar as permitted under


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the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the SEC or insofar as permitted by any order of the SEC applicable to the Series. The Trustees may delegate any of their powers and duties under this Article X with respect to appraisal of assets and liabilities. At any time the Trustees may cause the Net Asset Value per Share last determined to be determined again in a similar manner and may fix the time when such redetermined values shall become effective.